Exhibit 3.1

HOSPITALITY PROPERTIES TRUST

ARTICLES OF AMENDMENT

Hospitality Properties Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Amended and Restated Declaration of Trust of the Trust, as amended (the “Declaration of Trust”), is hereby amended by deleting the second sentence of the fourth paragraph of Section 5.9 in its entirety and substituting in lieu thereof a new sentence to read as follows:

“At all elections of Trustees, voting by Shareholders shall be conducted under the non-cumulative method and the election of a Managing Trustee or an Independent Trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of Shares representing a majority of the total number of Share votes cast and the election of a Trustee in a contested election shall be by a plurality of the votes cast by Shares then outstanding and entitled to vote thereon.”

SECOND:  The amendment to the Declaration of Trust as set forth above has been duly approved by the Board of Trustees of the Trust and the shareholders of the Trust as required by law.

THIRD:  The undersigned President and Chief Executive Officer of the Trust acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 13th day of June, 2019.

ATTEST:		HOSPITALITY PROPERTIES TRUST

By:	/s/ Jennifer B. Clark	By:	/s/ John G. Murray
Name:	Jennifer B. Clark	Name:	John G. Murray
Title:	Secretary	Title:	President and Chief Executive Officer